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                                                                    EXHIBIT 5(c)

                        [SULLIVAN & CROMWELL LETTERHEAD]


                                                           March 25, 1997

Cullen/Frost Bankers, Inc.
   100 W. Houston Street,
      San Antonio, Texas 78205

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of $100,000,000 aggregate principal amount of 8.42% Junior Subordinated Deferrable Interest Debentures, Series A (the "Debt Securities") of
Cullen/Frost Bankers, Inc., a Texas corporation (the "Corporation"), $100,000,000 aggregate liquidation amount of 8.42% Capital Securities, Series A (the "Capital Securities") of Cullen/Frost Capital Trust I, a business trust created under the laws of the State of Delaware (the "Issuer"), and the Guarantee with respect to the Capital Securities (the "Guarantee") to be executed and delivered by the Corporation for the benefit of the holders from time to time of the Capital Securities, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.
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     Upon the basis of such examination, we advise you that, in our opinion, when the Registration Statement relating to the Debt Securities, the Capital Securities and the Guarantee has become effective under the Act, the Debt Securities have been duly authorized, executed and delivered by the Corporation under the laws of the State of Texas, duly executed and authenticated in accordance with the Indenture relating to the Debt Securities and issued and delivered as contemplated in the Registration Statement, the Guarantee Agreement relating to the Guarantee with respect to the Capital Securities of the Issuer has been duly authorized, executed and delivered by the Corporation under the laws of the State of Texas and duly authorized, executed and delivered by the Guarantee Trustee thereunder, the Capital Securities have been duly executed in accordance with the Amended and Restated Trust Agreement of the Issuer and issued and delivered as contemplated in the Registration Statement, the terms of the Debt Securities and the Guarantee and of their issuance and delivery have been duly established in conformity with the Indenture and the Guarantee Agreement, respectively, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and the terms of the Capital Securities of the Issuer and of their issuance and delivery have been duly established in conformity with the Amended and Restated Trust Agreement of the Issuer so as not to violate any applicable law or result in a default under or breach of any


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agreement or instrument binding upon the Issuer and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuer, the Debt Securities and the Guarantee relating to the Capital Securities of the Issuer will constitute valid and legally binding obligations of the Corporation, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     The foregoing opinion is limited to the Federal laws of the United States, and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

     We understand that you have received an opinion regarding the Debt Securities and the Guarantee from Baker & Botts L.L.P., Texas counsel for the Corporation and the Issuer, and an opinion regarding the Capital Securities from Richards, Layton & Finger, LLP, special Delaware counsel for the Corporation and the Issuer. We are expressing no opinion with respect to the matters contained in such opinions.


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        Also, we have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by us to be responsible, and we have assumed that (i) the Corporation has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, (ii) the Issuer has been duly created and is validly existing in good standing under the laws of the State of Delaware, and (iii) the Indenture has been duly authorized, executed and delivered by the Trustee thereunder and by the Corporation under the laws of the State of Texas, assumptions which we have not independently identified.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                                Very truly yours,



                                                SULLIVAN & CROMWELL